UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 12, 2016

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.02 Termination of a Material Definitive Agreement.

On February 12, 2016, Axiom Capital Management, Inc. (“Axiom”) terminated the Dealer Management Agreement between Axiom and the VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) dated September 23, 2013. Under the Dealer Management Agreement, Axiom served as a non-exclusive managing broker dealer in the Company’s continuous offering of common stock, and received a dealer manager fee of 3% of the gross proceeds of sales of common stock in the continuous offering, and selling commissions of 7% of the gross proceeds of sales, subject to volume discounts and certain special circumstances, some or all of which was allotted to Selected Dealers participating in the continuous offering. Axiom’s termination letter did not provide a reason for the termination, but the Company believes it was because a post-effective amendment to the Company’s registration statement for its continuous offering has not been declared effective by the Securities and Exchange Commission. There are no financial penalties payable as a result of the termination. The Company is interviewing other firms to act as managing broker dealer in the Company’s continuous offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

February 17, 2016

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President